UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2007

Indevus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18728	04-3047911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Hayden Avenue

Lexington, Ma 02421-7966

(Address of principal executive offices)

Registrant’s telephone number, including area code: (781-861-8444)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On November 27, 2006, Indevus Pharmaceuticals, Inc. (the “Company”) entered into amended and restated employment agreements (each an “Agreement” and collectively, the “Agreements”) with Glenn L. Cooper, its Chief Executive Officer, Thomas F. Farb, its President, and Mark S. Butler, Michael W. Rogers, Noah Beerman and Bobby Sandage, its Executive Vice Presidents. The Agreements have an effective date as of October 1, 2007.

Each of the Agreements provides for a term of three years, subject to automatic one year renewal periods unless notice of termination is given by either the Company or the executive within sixty (60) days prior to each anniversary date of the Agreement. The Agreements provide for an initial annual base salary subject to increase at the discretion of the Compensation Committee and for other customary benefits as well as eligibility to participate in the Company’s executive bonus plans, subject to certain restrictions.

Pursuant to the Agreements, the executive may be entitled to receive severance and additional benefits depending on the basis for the termination. Upon termination, the executive may receive a certain level of base salary plus bonuses. If the termination is due to (i) death or disability, (ii) by Company for “just cause” or (iii) by executive without “just cause”, then the executive is entitled to only salary and bonuses then accrued. If the termination is (i) by the executive for “just cause” not related to Change in Control, or (ii) by the Company without “just cause”, then the executive is entitled to a certain amount of salary plus bonuses equal to the target bonus as if the targets had been achieved. The amount of salary in these instances would be Eighteen months for the CEO and Twelve months for the other executives. If the termination is by the executive due to a Change in Control, then the executive is entitled to a certain amount of salary plus bonuses equal to the target bonus as if the targets had been achieved. The amount of salary in this instance would be Twenty Four months for the CEO and Eighteen months for the other executives.

The Agreements also provide that many of these amounts may be paid either in a lump sum or installments, at the discretion of the Company. In addition, the Executives may be entitled to continued health benefits and reimbursement of expenses for certain time periods following termination. The terms “just cause” and “Change in Control” are defined in the Agreements. With regards to any payments to be made following a Change in Control, the Agreements provide that the commencement of the cash payout will be governed by a standard “double trigger” mechanism. Under this mechanism, the payments commence on the second trigger (as defined in the Agreements), provided further that if such second trigger does not occur no cash payout shall be due under the Agreements.

Under each Agreement, the Company will also reimburse the executive for the premiums for $1,000,000 additional term life insurance during the term of the executive’s employment. The agreements also contain confidentiality and non-solicitation covenants in favor of the Company.

The foregoing summary of the Agreements is not complete and is qualified in its entirety by reference to the full text of each of the Agreements, the forms of which are attached hereto as Exhibits 10.1-10.6 and incorporated by reference herein.

Section 5—Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company entered into the Agreements described in this Form 8-K above under Item 1.01. The Agreements provide for compensation to be paid to the executive officers that are a party thereto. The foregoing summary of the Agreements is not complete and is qualified in its entirety by reference to the full text of each of the Agreements, the forms of which are attached hereto as Exhibits 10.1-10.6 and incorporated by reference herein.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document Description
10.1	A copy of the Form of Amended and Restated Employment Agreement by and between the Company and Glenn L. Cooper, M.D.

10.2	A copy of the Form of Amended and Restated Employment Agreement by and between the Company and Thomas F. Farb.

10.3	A copy of the Form of Amended and Restated Employment Agreement by and between the Company and Bobby W. Sandage, Jr.

10.4	A copy of the Form of Amended and Restated Employment Agreement by and between the Company and Michael W. Rogers.

10.5	A copy of the Form of Amended and Restated Employment Agreement by and between the Company and Mark S. Butler.

10.6	A copy of the Form of Amended and Restated Employment Agreement by and between the Company and Noah D. Beerman.

Forward-Looking Statements

This filing may contain forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: dependence on the success of SANCTURA®, SANCTURA® XR, NEBIDO® , VANTAS® and SUPPRELIN® LA; the early state of products under development; uncertainties relating to clinical trials, regulatory approval and commercialization of our products, particularly SANCTURA XR, NEBIDO, and VALSTAR®; risks associated with contractual agreements, particularly for the manufacture and co-promotion of SANCTURA and SANCTURA XR and the manufacture of NEBIDO, VANTAS, SUPPRELIN LA and VALSTAR; dependence on third parties for supplies, particularly for histrelin, manufacturing, marketing, and clinical trials; competition; need for additional funds and corporate partners, including for the development of our products; failure to acquire and develop additional product candidates; changes in reimbursement policies and/or rates for SANCTURA, VANTAS, SUPPRELIN LA, DELATESTRYL® and any future products; history of operating losses and expectation of future losses; product liability and insurance uncertainties; risks relating to the Redux-related litigation; the risk that the businesses of Indevus and Valera Pharmaceuticals, Inc. will not be integrated successfully during the period following the related merger; the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected; market acceptance for the merger and approved products; risks of regulatory review and clinical trials; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; reliance on intellectual property and having limited patents and proprietary rights; dependence on market exclusivity, valuation of our Common Stock; risks related to repayment of debts; risks related to increased leverage; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations and other risks. Indevus undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEVUS PHARMACEUTICALS, INC.

Dated: November 30, 2007	By:	/s/ Michael W. Rogers
Michael W. Rogers
Executive Vice President, Chief Financial Officer and Treasurer